UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)

January 28, 2016

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Stock Plan Subcommittee of The Estée Lauder Companies Inc. (the “Company”) granted John Demsey, Executive Group President, a long-term equity award under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”).  This summary is qualified in its entirety by the Performance Share Unit Award Agreement (including the Notice of Grant) (collectively, the “Agreement”) attached hereto as Exhibit 10.1 and incorporated herein by reference.

This award is designed to further align Mr. Demsey’s interests with those of our stockholders and as an incentive for him to continue employment with us. The award has a potential payout equal to 71,694 shares of Class A Common Stock over three tranches (or 23,898 shares per tranche).  The vesting date for the first tranche is January 29, 2018, the second tranche is January 29, 2019, and the third tranche is January 29, 2020. The aggregate grant date value of the three tranches is approximately $6.0 million, based on the closing price of our Class A Common Stock on the date of grant.

No portion of the award will generally vest unless the Company has achieved positive Net Earnings for the fiscal year ending June 30, 2017.  For purposes of the award, “Net Earnings” has the meaning used by the Company in its consolidated financials in accordance with generally accepted accounting principles as in effect on July 1, 2015.  If Mr. Demsey voluntarily resigns or retires prior to the vesting of any tranche, the unvested tranche(s) will be forfeited regardless of whether he is retirement eligible.  If Mr. Demsey’s employment is terminated without cause, then for each tranche that has not yet vested, he will earn and vest in the pro rata portion of such tranche, subject to actual achievement of the performance goal.  If Mr. Demsey dies or becomes disabled, then for each tranche that has not yet vested, he will earn a pro rata portion of such tranche.  Upon a change in control of the Company, the performance goal will be deemed to be met, and if the award is assumed, the award will only accelerate vesting upon a double trigger event.  If the award is not assumed upon a change in control of the Company, the award will be settled immediately.  Dividend equivalents will be paid out in cash in connection with shares that are earned.

ITEM 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description

10.1	Performance Share Unit Agreement with John Demsey under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant).*

10.2	Form of Performance Share Unit Agreement under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant).*

* Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: February 1, 2016	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President,
Deputy General Counsel and
Secretary

THE ESTEE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Share Unit Agreement with John Demsey under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant).*

10.2	Form of Performance Share Unit Agreement under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant).*

* Exhibit is a management contract or compensatory plan or arrangement.